Exhibit 24

VWR FUNDING, INC.

2013 ANNUAL REPORT

TO THE SECURITIES AND EXCHANGE COMMISSION

ON FORM 10-K

POWER OF ATTORNEY

The undersigned directors of VWR Funding, Inc., a Delaware corporation, that is to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the year ended December 31, 2013, do hereby appoint each of Manuel Brocke-Benz, Gregory L. Cowan, George Van Kula and Douglas J. Pitts their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution, to execute for them and in their names said Form 10-K Report and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter said Form 10-K Report, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith. The undersigned hereby grant to each said attorney full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capacities, any act and thing whatsoever required or necessary to be done in connection with the foregoing, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of each of the said attorneys.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 26th day of February, 2014.

/s/ Nicholas W. Alexos	/s/ Robert L. Barchi
Nicholas W. Alexos	Robert L. Barchi

/s/ Edward A. Blechschmidt	/s/ Thompson Dean
Edward A. Blechschmidt	Thompson Dean

/s/ Robert P. DeCresce	/s/ Carlos del Salto
Robert P. DeCresce	Carlos del Salto

/s/ Harry M. Jansen Kraemer, Jr.	/s/ Pamela Forbes Lieberman
Harry M. Jansen Kraemer, Jr.	Pamela Forbes Lieberman

/s/ Timothy P. Sullivan	/s/ Robert J. Zollars
Timothy P. Sullivan	Robert J. Zollars